EXHIBIT 3.9
NEW YORK CITY REIT, INC.
ARTICLES SUPPLEMENTARY

New York City REIT, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Article V of the charter of the Company (the “Charter”), the Board of Directors of the Company (the “Board”), by duly adopted resolutions, reclassified 9,750,000 authorized but unissued shares of Class B Common Stock, $0.01 par value per share, of the Company as additional shares (the “Additional Class A Common Shares”) of Class A Common Stock, $0.01 par value per share, of the Company (the “Class A Common Stock”), having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in the Charter.
SECOND: The Additional Class A Common Shares have been classified and designated by the Board under the authority contained in the Charter. After giving effect to the classification of the Additional Class A Common Shares set forth herein, the total number of shares of Class A Common Stock that the Company has authority to issue is 300,000,000.
THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer, Secretary and Treasurer on this on this 16th day of March, 2022.

ATTEST:                        NEW YORK CITY REIT, INC.

By: ____/s/ Christopher Masterson_______        By: _____/s/ Edward M. Weil, Jr._______
Name: Christopher Masterson             Name: Edward M. Weil, Jr.
Title: Chief Financial Officer,             Title: Chief Executive Officer and
     Secretary and Treasurer                 President

[Signature Page to Articles Supplementary]